UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2004

HASTINGS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

TEXAS

(State or other jurisdiction of incorporation or organization)

000-24381	75-1386375

(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Plains Blvd, Amarillo, Texas	79102

(Address of principal executive offices)	(Zip Code)

(806) 351-2300

(Registrant’s telephone number, including area code)

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HASTINGS ENTERTAINMENT, INC.

Item 1.01 Entry into a Material Definitive Agreement

On October 27, 2004, Hastings Entertainment, Inc. executed a third amendment to its syndicated secured Loan and Security Agreement covering its current revolving credit facility. Under the original agreement dated August 29, 2000, Hastings is required to maintain minimum availability of $10 million at all times. This amendment reduces that requirement to $5 million for the period beginning October 27, 2004 and ending December 15, 2004. Hastings requested this reduction in order to support higher purchases of merchandise inventory in preparation for the holiday selling season. All other terms and conditions of the Loan and Security Agreement remain unchanged.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits:

Exhibit
Number	Description
10.1	Third Amendment to Loan and Security Agreement, dated October 27, 2004, between Hastings Entertainment, Inc. and Fleet Retail Group, Inc., Agent

HASTINGS ENTERTAINMENT, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2004	Hastings Entertainment, Inc.

By: /s/ Dan Crow Dan Crow Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Third Amendment to Loan and Security Agreement, dated October 27, 2004, between Hastings Entertainment, Inc. and Fleet Retail Group, Inc., Agent